Exhibit 11 under Form N-1A
                                          Exhibit 23 under Item 601/Reg SK


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated June 19, 1998, incorporated by reference in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A No. 33-3164) and the related Prospectuses of Federated Income Securities Trust (comprising respectively, Federated Short-Term Income Fund and Federated Intermediate Income Fund), dated June 30, 1998 and to the incorporation by reference therein of our report dated June 19, 1998 on the financial statements of the Trust included in the Annual Report to the Shareholders for the year ended April 30, 1998.



By: /s/Ernst & Young LLP

Pittsburgh, Pennsylvania
June 24, 1998